Exhibit 99.1

iPCS, INC.

THIRD AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL

1.1  Purpose and History.  The iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”), which amends and restates the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (the “Prior Plan”), is hereby established by iPCS, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Related Company (as defined below), including the growth in value of the Company’s equity and enhancement of long-term stockholder return. The Plan and the grant of Awards (as defined below) hereunder are expressly conditioned upon the Plan’s approval by the Company’s stockholders. If such approval is not obtained, then the Plan and all Awards hereunder shall be null and void ab initio with respect to all Awards under the Plan granted on or after the Effective Date (as defined below).

1.2  Participation.  For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee (as defined below) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below) those persons who will be granted one or more Awards under the Plan.

1.3  Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms used in the Plan shall have the meanings ascribed to them in the Plan (including the definition provisions of Section 8).

SECTION 2

OPTIONS AND SARS

2.1  Definitions.

(a)  The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An NQO is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code. Notwithstanding the foregoing, a Participant may not receive an Option grant if, with respect to such Participant, the shares of Stock subject to the Option do not constitute “service recipient stock” (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)).

(b)  The grant of a stock appreciation right (an “SAR”) under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee at the time the SAR is granted. Notwithstanding the foregoing, a Participant may not receive an SAR grant if, with respect to such Participant, shares of Stock subject to the SAR do not constitute “service recipient stock” (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)).

2.2  Exercise Price.  The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3  Exercise/Vesting.  Except as otherwise expressly provided in the Plan, an Option or SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability. If an Option or SAR is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option or SAR expires. No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

2.4  Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after exercise).

(b)  Subject to applicable law, the Exercise Price shall be payable in (i) cash or cash equivalents, by tendering, (ii) by either actual delivery or by attestation, shares of Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, (iii) by authorizing the Company to retain shares of Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Exercise Price, or (iv) in any combination thereof, as determined by the Committee.

(c)  Subject to applicable law and the procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5  Post-Exercise Limitations.  The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

2.6  No Repricing.  Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for cash (other than pursuant to subsection 4.5), other Awards, or as consideration for the grant of a replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

2.7  Required Notice of ISO Share Disposition.  Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

2.8  Limits on ISOs.  Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the option period shall not exceed five years from the date of grant of such ISO and the Exercise Price shall be at least 110% of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQOs to the extent required by section 422 of the Code.

2.9  Expiration Date.  The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant. In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted.

SECTION 3

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

3.1  Definitions.

(a)  A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), with such grant subject to one or more of the following, as determined by the Committee:

(i)    The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(ii)   The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(iii)  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

(iv)  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including dividend or dividend equivalent rights and deferred payment or settlement.

(b)  A “Cash Incentive Award” is the grant of a right (other than the grant of an SAR) to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

3.2  Performance-Based Compensation.  The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)  The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than ninety days after the beginning of the performance period (but in no event after twenty-five percent of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures.

(b)  A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 3.2(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)  To the extent provided by the Committee, if a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the date the Participant’s employment or service terminates, the Participant’s Full Value Award or Cash Incentive Award shall become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Related Company from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation. To the extent that an Award is intended to constitute Performance-Based Compensation, the Committee may not delegate any of its authority under the Plan.

SECTION 4

OPERATION AND ADMINISTRATION

4.1  Effective Date.  The Plan is adopted (and, accordingly, the Prior Plan is amended and restated), subject to stockholder approval, effective as of June 16, 2009 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

4.2  Shares and Other Amounts Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)  Subject to the provisions of subsection 4.3, the aggregate number of shares of Stock that may be delivered under the Plan shall not exceed the sum of (i) one million nine hundred thousand (1,900,000) plus (ii) the number of remaining shares of Stock available for Awards under the Prior Plan as of the Effective Date (i.e., shares not subject to outstanding Awards under the Prior Plan and not delivered out of the shares reserved thereunder). Shares of Stock covered by an Award shall only be counted as used to the extent that they are actually issued, and a share of Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Stock available for issuance under the Plan by one. Except as otherwise provided herein, any shares of Stock related to an Award (including Awards made under the Prior Plan or its predecessor plans) which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Stock, which are settled in cash in lieu of shares of Stock, or which are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall again be available for issuance under the Plan. In addition, with the exception of shares of Stock repurchased on the open market with the proceeds of the Exercise Price, shares of Stock (whether or not restricted) that the Company receives in connection with the exercise or payment of an Award, including the satisfaction of any tax withholding obligation or shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, shall again be made available under the Plan. If a SAR is settled in shares of Stock, shares that are in excess of the net shares of Stock delivered on exercise of such SAR shall be added back to the number of shares of Stock available for future Awards under the Plan.

(c)  The maximum number of shares of Stock that may be issued under the Plan in this subsection 4.2 shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) any shares of Stock required to satisfy Substitute Awards (as defined in subsection 4.6).

(d)  Except as expressly provided by the terms of the Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)  To the extent provided in an Award Agreement, any Award may be settled in cash rather than Stock.

(f)  Subject to the following provisions of this subsection 4.2, all of the shares of Stock authorized for issuance under this subsection 4.2 may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(g)  The maximum number of shares of Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 1,000,000 shares.

(h)  For Full Value Awards that are intended to be Performance-Based Compensation, no more than 500,000 shares of Stock may be subject to Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting).

(i)  For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any performance period shall equal $2,000,000 (proportionally adjusted for performance periods that are greater or less than twelve months).

4.3  Adjustment to Shares.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Stock, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme or arrangement, split up, spin off or combination involving the Company or repurchase or exchange of shares of Stock, issuance of warrants or other rights to purchase shares of Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted, (b) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (c) the grant or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of shares of Stock of subject to an outstanding Full Value Award or relating to any other outstanding Award in connection with which shares of Stock are subject, and (e) the number of shares of Stock with respect to which Awards may be granted to a Participant; provided, however, in each case, that with respect to Awards of ISOs intended to continue to qualify as ISOs after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the ISO to fail to continue to qualify under section 424(a) of the Code; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding anything to the contrary, any adjustments made pursuant to this subsection 4.3 shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to section 409A of the Code (or if such Awards are already subject to section 409A of the Code, so as not to give rise to liability under section 409A of the Code).

4.4  General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)  In the case of a Participant who is subject to section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.5  Withholding.  All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other amount that will not have a negative accounting impact).

4.6  Grant and Use of Awards and Substitute Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to, or replacement of, awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company. Subject to subsection 4.2, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this subsection 4.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Individuals as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Related Company or the acquisition by the Company or a Related Company of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

4.7  Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Subject to and consistent with the provisions of the Plan and applicable requirements of sections 409A(a)(2), (3), and (4) of the Code, the Committee may permit or require the deferral of any Award payment, in accordance with such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

4.8  Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event, however, shall any Award be transferred for value. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

4.9  Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with the Company or a Related Company.

4.10  Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.11  Agreement With Company or Related Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.12  Action by Company or Related Company.  Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.13  Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.14  Limitation of Implied Rights.

(a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any person.

(b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

4.15  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.16  Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company or a Related Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee, the Company and any Related Company therefor.

4.17  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

4.18  Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 5

CHANGE IN CONTROL

5.1  Acceleration of Vesting.  Subject to the provisions of subsection 4.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

(a)  If a Participant who is employed by (or a director of or consultant to) the Company or a Related Company at the time of a Change in Control then holds one or more outstanding Options, all such Options then held by the Participant shall become fully exercisable upon the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option upon or following such Change in Control shall be fully vested upon exercise.

(b)  If a Participant who is employed by the Company or Related Company at the time of a Change in Control then holds one or more outstanding SARs, all such SARs shall become fully exercisable upon the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or Stock acquired by the Participant under such SAR upon or following such Change in Control shall be fully vested upon exercise.

(c)  If a Participant who is employed by the Company or a Related Company at the time of a Change in Control then holds one or more Full Value Awards or Cash Incentive Awards, such Awards shall become fully vested upon the date of the Change in Control; provided however, that, if the amount of such Award or the vesting of such Award is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved; and provided, further, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in section 409A of the Code.

5.2  Special Treatment In the Event of a Change in Control.  In order to maintain the Participant’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control.

SECTION 6

COMMITTEE

6.1   Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. So long as the Company is subject to section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2   Powers of Committee.  Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a)   to grant Awards to Eligible Individuals in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with section 409A of the Code, the number of shares of Stock or the amount of cash or other property to which an Award will relate, any Exercise Price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Related Company and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(b)   to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and to establish sub-plans for an Eligible Individual outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(c)   to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance- Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements;

(d)   to determine the benefit (including any bonus opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or performance goals, have been satisfied;

(e)   to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(f)    to determine the Expiration Date, as applicable;

(g)   to determine the amount, if any, that a Participant shall pay for a Full Value Award, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when a Full Value Award (including a Full Value Award acquired upon the exercise of an Option) shall be forfeited and whether such shares of Stock shall be held in escrow or other custodial arrangement;

(h)   to determine whether, to what extent and under what circumstances an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, shares of Stock, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to termination of employment or service within which an Award may be exercised;

(i)    to determine with respect to Awards granted to Eligible Individuals, whether, to what extent and under what circumstances cash, shares of Stock, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Participant or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to section 162(m) of the Code or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under sections 162(m) or 409A of the Code or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(j)    to determine whether a Participant has a disability or retirement;

(k)   to determine whether and under what circumstances a Participant has incurred a termination of employment or service (e.g., whether such a termination was for cause);

(l)    to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m)  without the consent of the Participant, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in subsection 4.3) affecting the Company or a Related Company or the financial statements of the Company or a Related Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a covered employee (within the meaning of section 162(m) of the Code) for whom the Committee desires to have the performance-based exception under section 162(m) of the Code apply;

(n)   to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(o)   to determine the terms and conditions of all Award Agreements applicable to Eligible Individuals (which need not be identical) and, with the consent of the Participant (except as provided in this paragraph 6.2(o), subsection 4.9 and Section 7), to amend any such Award Agreement at any time; provided, however, that the consent of the Participant shall not be required for any amendment (i) which does not adversely affect the rights of the Participant, (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(p)   to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Participant, and including requiring the Participant to enter into restrictive covenants;

(q)   to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r)    to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, any Related Company, any Participant, any Eligible Individual, any person claiming any rights under the Plan from or through any Participant, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3  Delegation by Committee.  Subject to subsection 3.2, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate, to the fullest extent permitted under Delaware General Corporation Law, to any officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) covered employees (within the meaning of section 162(m) of the Code) and/or are persons who are subject to potential liability under section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

6.4  Information to be Furnished to Committee.  The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5  Committee Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement or cancel any Award thereto for granted, prospectively or retroactively, provided, however, that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and provided, further, that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 7; and provided, further, that the provisions of subsection 2.6 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and provided, further, that no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)  Award.  The term “Award” means any, individually or collectively, award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b) Board.  The term “Board” means the Board of Directors of the Company.

(c)  Change in Control.  The term “Change in Control” shall be as defined in Exhibit A to the Plan.

(d) Code.  The term “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations, rulings and applicable guidance in effect thereunder and to successor provisions.

(e)  Eligible Individual.  The term “Eligible Individual” means any employee of the Company or a Related Company, and any consultant, director, or other person providing services to the Company or a Related Company, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award, other than an ISO, may be granted to an employee, consultant, director or other person providing services, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, in connection with hiring, retention or otherwise, prior to the date such individual (or entity) first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date such individual (or entity) first performs such services. With respect to any director (a “Designated Director”) who is (i) designated or nominated to serve as a director by a stockholder of the Company and (ii) an employee of such stockholder of the Company (the “Employing Stockholder”), then, at the irrevocable election of the Employing Stockholder, the “Eligible Individual” for purposes of the grant of Awards under the Plan on behalf of the service of the Designated Director shall be the Employing Stockholder (or one of its affiliates). To the extent such election is made, the Designated Director shall have no rights hereunder as a Participant with respect to such Award.

(f)  Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) Fair Market Value.  Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)    If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)   If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the closing price for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service.

(iii)  If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee in accordance with section 409A of the Code. For purposes of the preceding sentence, the determination of such Fair Market Value by the Committee will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation section 1.409-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

(h)   Performance Measures.  For purposes of the Plan, the term “Performance Measures” means performance targets based on one or more of the following criteria: earnings (e.g., earnings before interest and taxes; or earnings before interest, taxes, depreciation and amortization); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; free cash flow; cash flow return on investment; total stockholder return; market share; net operating income, operating income, net income or net loss; debt (e.g., debt load reduction, debt ratings, debt leverage or debt service); expense management; economic value added; net economic value; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals, subscriber goals, subscriber revenues, goals relating to acquisitions or divestitures, human capital goals (e.g., employee productivity, employee turnover or diversity goals) or goals related to customer satisfaction. Performance Measures may be in the aggregate or on a per share basis (as applicable), based on the performance of the Company as a whole or of any one or more business units of the Company, and may be measured relative to a peer group or an index. The terms of any such Award may provide that partial achievement of the Performance Measures may result in a payment or vesting based upon the degree of achievement. In establishing any Performance Measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, in the Management Discussion and Analysis section of the Company’s annual report or, with respect to EBITDA, furnished to the Securities and Exchange

Commission on Form 8-K: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions, or (v) stock-based compensation expense. To the extent not specifically excluded, such effects shall be included in any applicable Performance Measure.

(i)   Related Company.  The term “Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

(j)   Subsidiary.  The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in section 424(f) of the Code) with respect to the Company.

(k)  Stock.  The term “Stock” means shares of common stock, par value $0.01, of the Company.

SECTION 9

SECTION 409A

(a)   Section 409A Intent.  To the extent applicable and notwithstanding any other provisions of the Plan, the Plan and Awards hereunder shall be administered, operated and interpreted in accordance with section 409A of the Code; provided, however, that, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of section 409A of the Code. The Company and each Related Company make no guarantees to any person or entity regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under section 409A of the Code, or otherwise to be imposed, then the Participant (or his beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and each Related Company shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his, as applicable) for, any such additional taxes, fines or penalties.

(b)   Six Month Delay.  To the extent (i) an Award is subject to section 409A of the Code, (ii) the recipient of such Award is a “specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)), and (iii) the recipient of such Award will receive a payment thereunder pursuant to his “separation from service” (within the meaning of Treasury regulation 1.409A-1(h)), such payment shall be made no earlier than the date that is six months after the date of such separation from service, or, if earlier, the date of such Participant’s death.

EXHIBIT A

For purposes of the Plan, “Change of Control” means the occurrence of any of the following events:

(a)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in section 13(d) of the Exchange Act) other than a Permitted Holder (as defined below);

(b)   the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the stock of the Company) becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 50% of the Voting Stock (as defined below) of the Company, measured by voting power rather than number of shares; or

(d)   the first day on which a majority of the members of the Board are not Continuing Directors.

Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement that the threshold level for a Change of Control will be greater than any of the thresholds specified above (but in no event lesser than the percentages or criteria specified above) and (ii) a public offering of common stock of the Company pursuant to a registration statement shall not constitute a Change of Control.

If any Award constitutes a “deferral of compensation” within the meaning of section 409A of the Code, then the definitions applicable to a “change of control” under section 409A of the Code shall apply, but the applicable percentage thresholds shall correspond to the thresholds above with respect to a Change in Control (e.g., more than 50% change in ownership).

Capitalized terms used in this Exhibit A that are not otherwise defined shall have the meaning set forth in the Plan. In addition, the following capitalized terms used in this Exhibit A shall have the following meanings:

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Capital Stock” means:

(a)   in the case of a corporation, corporate stock;

(b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

A-1

“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of such Board on April 30, 2004, or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Permitted Holder” shall mean American International Group, Inc. and its respective Affiliates (other than its respective portfolio companies).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Subsidiary” means, with respect to the Company:

(a)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof); and

(b)   any partnership (i) the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or (ii) the only general partners of which are the Company or one or more Subsidiaries of the Company (or any combination thereof).

“Voting Stock” as of any date means the stock of the Company that is at the time entitled to vote in the election of the Board.

A-2